UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011
VICOR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18277	04-2742817

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
25 Frontage Road, Andover, Massachusetts 01810
(Address of Principal Executive Offices) (Zip Code)
(978) 470-2900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07. Submission of Matters to a Vote of Security Holders
     The 2011 Annual Meeting of Stockholders of the Company was held on June 23, 2011. Under the Company’s charter, each share of the Company’s Common Stock entitles the holder thereof to one vote per share, and each share of the Company’s Class B Common Stock entitles the holder thereof to ten votes per share. The proposals listed below were submitted to a vote of security holders at the 2011 Annual Meeting of Stockholders.
     Proposal 1 - To fix the number of directors at nine and the election of directors to the Board of Directors of the Company.

Nominees	Votes For	Votes Withheld
Patrizio Vinciarelli	135,445,438	4,934,789
Estia J. Eichten	139,799,771	580,456
David T. Riddiford	140,239,194	141,033
Barry Kelleher	135,440,748	4,939,479
Samuel Anderson	135,204,654	5,175,573
Claudio Tuozzolo	135,422,958	4,957,269
James A. Simms	135,211,775	5,168,452
Jason L. Carlson	140,222,646	157,581
Liam K. Griffin	140,250,279	129,948
     There were no broker non-votes and no abstentions on this proposal.
     Proposal 2 - The approval of the compensation of our named executive officers, as described in the Company’s 2011 Proxy Statement.

Votes For	Votes Against	Votes Abstaining
139,642,549	333,743	403,935

There were no broker non-votes on this proposal.

Proposal 3 - The determination of the frequency of the vote on the Company’s executive compensation program.

1 year	2 years	3 years	Votes Abstaining
8,514,954	777,656	130,828,748	258,869
     There were no broker non-votes on this proposal. Based on these results and consistent with a majority of votes cast with respect to this matter, our Board of Directors has adopted a policy to hold an advisory vote on executive compensation every three years.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR CORPORATION
Date: June 28, 2011	By:	/s/ James A. Simms
James A. Simms
Chief Financial Officer